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                                                                   EXHIBIT 23.1



                      Consent of Independent Accountants

August 4, 1997

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1997, except as to the stock dividend described in Note 1 which is as of March 14, 1997, which appears on page F-1 of General Host Corporation's Annual Report on Form 10-K for the year ended January 26, 1997.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
Detroit, Michigan